UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On October 5, 2007, Viacom Inc. (the “Company”) issued and sold $500,000,000 aggregate principal amount of 6.125% Senior Notes due 2017 (the “Senior Notes”) and $250,000,000 aggregate principal amount of 6.75% Senior Debentures due 2037 (the “Senior Debentures”). In connection therewith, on October 2, 2007, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Greenwich Capital Markets, Inc., as representatives of the underwriters named in Schedule 1 thereto. The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-139086) previously filed with the Securities and Exchange Commission (the “Registration Statement”). The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

On October 5, 2007, the Company and The Bank of New York, as trustee (the “Trustee”), entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated as of April 12, 2006, between the Company and the Trustee. The Fourth Supplemental Indenture is filed as Exhibit 4.1 to this Report.

The Company incorporates by reference the exhibits filed herewith into the Registration Statement, pursuant to which the Senior Notes and Senior Debentures were registered.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.	The following exhibits are filed as part of this Report on Form 8-K:
Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated October 2, 2007, among Viacom Inc. and Deutsche Bank Securities Inc. and Greenwich Capital Markets, Inc., as representatives of the underwriters named in Schedule 1 thereto.

4.1	Fourth Supplemental Indenture, dated as of October 5, 2007, between Viacom Inc. and The Bank of New York, as trustee (including forms of Senior Notes and Senior Debentures).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: October 9, 2007

Exhibit Index

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated October 2, 2007, among Viacom Inc. and Deutsche Bank Securities Inc. and Greenwich Capital Markets, Inc., as representatives of the underwriters named in Schedule 1 thereto.

4.1	Fourth Supplemental Indenture, dated as of October 5, 2007, between Viacom Inc. and The Bank of New York, as trustee (including forms of Senior Notes and Senior Debentures).

4